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                                                                  Exhibit 21.1

                       SUBSIDIARIES OF HEXCEL CORPORATION

ACM Holding Corporation (Delaware)
Clark-Schwebel Corporation (Delaware)
Clark-Schwebel Group Hong Kong (Hong Kong)
Clark-Schwebel Holding Corp. (Delaware)
Confection et Diffusion de Stores et Rideaux (France)
CS Tech-Fab Holding Inc. (Delaware)
Hexcel (UK) Limited (United Kingdom)
Hexcel Beta Corp. (Delaware)
Hexcel Chemical Products Limited (United Kingdom)
Hexcel China Holdings (Mauritius)
Hexcel Composites GmbH (Austria)
Hexcel Composites GmbH (Germany)
Hexcel Composites Limited (United Kingdom)
Hexcel Composites S.A. (Belgium)
Hexcel Composites S.A. (France)
Hexcel Composites, S.A. (Spain)
Hexcel do Brasil Servicos S/C Ltda (Brazil)
Hexcel Fabrics S.A. (France)
Hexcel Far East (California)
Hexcel Foreign Sales Corporation (Barbados)
Hexcel Foundation (California)
Hexcel Holding B.V. (Netherlands)
Hexcel International (California)
Hexcel Omega (California)
Hexcel Pacific Rim Corporation (California)
Hexcel Pacific Rim Corporation (Delaware)
Hexcel Pottsville Corporation (Delaware)
Hexcel S.A. (France)
Hexcel Technologies Inc. (Delaware)
Salver S.r.l. (Italy)